UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 12, 2018

LIMBACH HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36541	46-5399422
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

31 – 35th Street, Pittsburgh, Pennsylvania 15201

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (412) 359-2100

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

As previously disclosed, on July 20, 2016, Limbach Facility Services LLC (“Borrower”), Limbach Holdings LLC (“Parent”), Limbach Company LLC (“Limbach Company”), Limbach Company LP (“Limbach LP”), Harper Limbach LLC (“Harper”) and Harper Limbach Construction LLC (“Construction” and together with Parent, Limbach Company, Limbach LP and Harper, the “Guarantors” and together with Borrower, the “Loan Parties”), each a subsidiary of Limbach Holdings, Inc. (the “Company”), entered into a credit agreement with Fifth Third Bank, as Administrative Agent and L/C Issuer, the other institutions party thereto as Lenders and the other loan parties party thereto (as amended, the “Credit Agreement”). Capitalized terms used but not defined herein have the meanings ascribed to them in the Credit Agreement.

On January 12, 2018 (the “Effective Date”), the Loan Parties entered into the second amendment and limited waiver to the Credit Agreement (the “Second Amendment and Limited Waiver”) with the Lenders party thereto and Fifth Third Bank, as Administrative Agent and L/C Issuer. The Second Amendment and Limited Waiver provides for the making of a new term loan under the Credit Agreement in the aggregate principal amount of $10,000,000 (the “New Term Loan”) to be used for the purpose of financing the repurchase (the “Repurchase”) of all of the Company’s outstanding Class A Preferred Stock, par value $0.0001 per share (the “Preferred Stock”), including accrued but unpaid dividends, and the payment of certain fees and expenses associated therewith.

Loans under the Credit Agreement bear interest, at the Borrower’s option, at either Adjusted LIBOR (“Eurodollar”) or a base rate (“Base Rate”), in each case, plus an applicable margin. With respect to the New Term Loan, from the Effective Date to, but excluding, the sixth month anniversary thereof, the applicable margin with respect to any Base Rate loan will be 4.00% per annum and with respect to any Eurodollar loan will be 5.00% per annum.  From the sixth month anniversary of the Effective Date to, but excluding, the twelve month anniversary thereof, the applicable margin with respect to any Base Rate loan will be 4.50% per annum and with respect to any Eurodollar loan will be 5.50% per annum. From the twelve month anniversary of the Effective Date and all times thereafter, the applicable margin with respect to any Base Rate loan will be 5.00% per annum and with respect to a Eurodollar loan will be 6.00% per annum.

The Borrower is required to make principal payments on the New Term Loan in the amount of $250,000 on the last business day of each March, June, September and December of each year, commencing March 31, 2018. The New Term Loan will mature on April 12, 2019. The New Term Loan are guaranteed by the same Guarantors and secured (on a pari passu basis) by the same Collateral as the existing Loans under the Credit Agreement. The Second Amendment and Limited Waiver also includes an amendment to the payment waterfall such that voluntary and mandatory prepayments will be applied to repay the New Term Loan in full prior to the repayment of existing Term Loans.

The Second Amendment and Limited Waiver also amends the Credit Agreement to, among other things, (i) permit the Repurchase; (ii) provide that certain financial reporting and covenant testing apply to Company and its Subsidiaries instead of Parent and its Subsidiaries; (iii) eliminate the quarterly total leverage ratio financial maintenance covenant and reset the required maximum quarterly senior leverage ratio financial covenant at the levels set forth therein and (iv) make certain other changes as specifically described therein. Within 90 days after the Effective Date, the Company will be required to become a guarantor and grant liens on substantially all of its assets as collateral security for the Credit Agreement.

In addition, pursuant to the Second Amendment and Limited Waiver, the Administrative Agent and Lenders have agreed to waive the Borrower’s non-compliance with certain covenants in the Credit Agreement (and any defaults or events of default arising therefrom) relating to: (i) delivery of certain quarterly financial statements of Borrower and its Subsidiaries for periods prior to the Effective Date as required by the Credit Agreement; (ii) payment of cash distributions to Parent and the Company on account of administrative costs and expenses in excess of the amounts permitted under the Credit Agreement for the 2017 fiscal year; (iii) the accuracy of representations made in certificates delivered by Borrower to the Administrative Agent in respect of certain cash distributions made to the Company in the 2016 and 2017 fiscal years; and (iv) the requirement to maintain the minimum Fixed Charge Coverage Ratio (as defined in the Credit Agreement) for the fiscal quarter ended September 30, 2017.

The foregoing description of the Second Amendment and Limited Waiver does not purport to be complete and is qualified in its entirety by reference to the Second Amendment and Limited Waiver, a copy of which is attached hereto as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference herein.

On January 12, 2018, proceeds from the New Term Loan were used to finance the Repurchase for an aggregate purchase price of $9,100,000, plus accrued but unpaid dividends of $874,548.29, pursuant to the previously disclosed preferred stock purchase agreement, dated as of July 14, 2017, by and among the Company and 1347 Investors LLC (“1347 Investors”).

Prior to the Repurchase, 1347 Investors was a significant stockholder in the Company. Larry G. Swets, Jr. is a manager of 1347 Investors and a board member of the Company.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure under Item 1.01 of this Current Report on Form 8-K regarding the New Term Loan is also responsive to Item 2.03 of this report and is incorporated by reference into this Item 2.03.

Item 7.01	Regulation FD Disclosure.

 On January 12, 2018, the Company issued a press release announcing the Repurchase. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

10.1	Second Amendment to Credit Agreement and Limited Waiver, dated January 12, 2018, by and among Limbach Facility Services LLC, Limbach Holdings LLC, the other Guarantors party thereto, the Lenders party thereto and Fifth Third Bank, as Administrative Agent and L/C Issuer.

99.1	Press Release, dated January 12, 2018.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIMBACH HOLDINGS, INC.

	By:	/s/ John T. Jordan, Jr.
Name: John T. Jordan, Jr.
Title: Chief Financial Officer

Dated: January 12, 2018